Exhibit 10.26.2

BROADWAY FINANCIAL CORPORATION
5055 Wilshire Boulevard, Suite 500
Los Angeles, CA 90036

August 22, 2013

Valley Economic Development Center, Inc.
5121 Van Nuys Boulevard, 3rd Floor
Van Nuys, CA  91403

Re:                             Investor Rights

Ladies and Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of capital stock of Broadway Financial Corporation, a Delaware corporation (the “Company”), the parent company of Broadway Federal Bank, F.S.B. (the “Bank”), Valley Economic Development Center, Inc., a California corporation (the “Investor”), shall be entitled to the following contractual rights, in addition to any other rights specifically provided to the Investor pursuant to that certain Subscription Agreement, dated as of the date hereof by and between the Company and the Investor, including any amendments or supplements thereto, and such other agreements, instruments and certificates as may be delivered in connection therewith (collectively, the “Transaction Documents”):

1.                                      Board Observer Rights.  As long as Investor retains ownership of more than 50% of the number of shares of capital stock of the Company originally acquired by Investor pursuant to the Subscription Agreement (including any shares into which such stock may be converted), the Company shall allow a representative of the Investor to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that (i) such representative shall agree to hold in confidence and trust all information so provided; (ii) the representative may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith, upon advice of counsel, that access to such material or attendance at such meeting would adversely affect the attorney-client privilege between the Company or the Bank and its counsel or would conflict with applicable banking laws or regulations or if such material or meeting relates to relations or negotiations with the Investor or require the consent or non-objection of any Regulator; and (iii) such observer shall be excluded from all “executive sessions” of the board of directors if any other persons who are not members of the board of directors, other than counsel to the Company, are also excluded.  Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to the Investor’s concerns regarding significant business issues facing the Company.

2.                                      Miscellaneous.  The validity, construction and interpretation of this letter agreement and the rights and duties of the parties hereunder shall be governed by and construed in accordance with laws of the State of California without regard to its conflicts of laws provisions.  This letter agreement (together with the Transaction Documents) constitutes the entire agreement among the parties hereto, and supersedes any and all prior representations, agreements and understandings, whether written or oral, with respect to the subject matter hereof.  This letter agreement shall not be modified, amended or waived, in whole or in part, except by written agreement of both parties.  The provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.  Each of the parties hereto shall, at the request of the other party, execute, deliver and acknowledge without any consideration, such additional documents, instruments or certificates or do or cause to be done such other things as are reasonably necessary or desirable to make effective the agreements and transactions contemplated by this letter agreement.  This letter agreement may be executed and delivered (including by facsimile or electronic transmission) in multiple counterparts, each of which shall constitute an original and all of which together shall be deemed to be one and the same instrument.

Very truly yours,

Broadway Financial Corporation

By:	/s/ Wayne-Kent A. Bradshaw
Name: Wayne-Kent A. Bradshaw
Title: President and Chief Executive Officer

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ACKNOWLEDGED AND AGREED:

VALLEY ECONOMIC DEVELOPMENT CENTER, INC.

By:	/s/ Roberto Barragan
Name:	Robert Barragan
Title:	President